Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On December 31, 2011, Westell Technologies, Inc., a Delaware corporation (“Westell Technologies” or the “Company”), completed the previously announced sale of 100% of the issued and outstanding stock of its subsidiary Conference Plus, Inc. (“ConferencePlus”) pursuant to the terms of the Stock Purchase Agreement (the “Agreement”), dated December 20, 2011, among Arkadin S.A.S., an entity organized under French law (“Parent”), Arkadin Inc., a Delaware corporation and subsidiary of Parent, and Westell Technologies.

The following unaudited pro forma financial statements of Westell Technologies are presented to comply with Article 11 of Regulation S-X and follow proscribed SEC guidelines. The unaudited pro forma financial statements do not purport to present what the Westell Technologies’ results would have been had the disposition actually occurred on the dates presented or to project Westell Technologies’ results from operations or financial position for any future period.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2011, presents pro forma effects of the ConferencePlus transaction as if the sale had occurred on September 30, 2011. The unaudited pro forma condensed consolidated statements of operations for the fiscal year ended March 31, 2011 and the six months ended September 30, 2011, present the pro forma effects as if the ConferencePlus transaction occurred on March 31, 2010. In addition, on April 15, 2011, the Company completed a sale of certain assets of the Company’s Customer Networking Solutions (“CNS”) segment. The effects of the CNS transaction are reflected in the pro forma statements presented. Full pro forma financial statements related to the CNS transaction were previously disclosed in Westell Technologies’ Current Report on Form 8-K filed with the SEC on April 21, 2011.

These unaudited pro forma financial statements and accompanying notes should be read together with Westell Technologies’ audited consolidated financial statements and the accompanying notes, as of and for the fiscal year ended March 31, 2011 and Westell Technologies’ unaudited consolidated financial statements and the accompanying notes as of and for the three and six month periods ended September 30, 2011.

Westell Technologies, Inc.

Pro Forma Condensed Consolidated Statement of Operations

Year Ended March 31, 2011

(Amounts in thousands except per share amounts)

(Unaudited)

		Pro forma adjustments
	As Reported (a)	CNS (b)	Conference Plus, Inc. (c)	Pro Forma
Revenue	$190,177	$(44,344)	$(42,328)	$103,505
Cost of revenue	127,889	(33,502)	(21,592)	72,795

Gross profit	62,288	(10,842)	(20,736)	30,710
	32.8%	24.4%	49.0%	29.7%

Operating expenses:
Sales & marketing	18,224	(756)	(7,411)	10,057
Research & development	14,313	—	(2,539)	11,774
General & administrative	14,389	—	(5,766)	8,623
Restructuring	—	—	—	—
Intangibles amortization	656	—	(111)	545

Total operating expenses	47,582	(756)	(15,827)	30,999

Operating income (loss)	14,706	(10,086)	(4,909)	(289)

Other income (expense)	(16)	—	39	23
Interest (expense)	(5)	—	1	(4)

Income (loss) before minority interest and taxes	14,685	(10,086)	(4,869)	(270)

Income taxes	53,251	3,926	1,896	59,073

Net income (loss)	$67,936	$(6,160)	$(2,973)	$58,803

Net income per common share:
Basic	$1.00			$0.87
Diluted	$0.98			$0.85

Average number of common shares outstanding:
Basic	67,848			67,848
Diluted	69,477			69,477

See accompanying notes to the unaudited consolidated pro forma financial statements.

Westell Technologies, Inc.

Pro Forma Condensed Consolidated Statement of Operations

Six Months Ended September 30, 2011

(Amounts in thousands except per share amounts)

(Unaudited)

		Pro forma adjustments
	As Reported (d)	CNS (e)	Conference Plus, Inc. (f)	Pro Forma
Revenue	$65,589	$(962)	$(21,660)	$42,967
Cost of revenue	40,421	(718)	(11,079)	28,624

Gross profit	25,168	(244)	(10,581)	14,343
	38.4%	25.3%	48.9%	33.4%
Operating expenses:
Sales & marketing	7,452	(32)	(3,758)	3,662
Research & development	5,410	—	(1,342)	4,068
General & administrative	6,624	—	(2,706)	3,918
Restructuring	277	(277)	—	—
Intangibles amortization	318	—	(41)	277

Total operating expenses	20,081	(309)	(7,847)	11,925

Operating income (loss)	5,087	65	(2,734)	2,418

Other income (expense)	32,046	(31,654)	(293)	99
Interest (expense)	(5)	—	—	(5)

Income (loss) before minority interest and taxes	37,128	(31,589)	(3,027)	2,512

Income taxes	(12,499)	12,775	1,184	1,460

Net income (loss)	$24,629	$(18,814)	$(1,843)	$3,972

Net income per common share:
Basic	$0.36			$0.06
Diluted	$0.36			$0.06
Average number of common shares outstanding:
Basic	67,879			67,879
Diluted	69,284			69,284

See accompanying notes to the unaudited consolidated pro forma financial statements.

Westell Technologies, Inc.

Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2011

(Amounts in thousands)

(Unaudited)

	As Reported (g)	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$89,026	$34,906	(h)	$123,932
Restricted cash	3,350	4,100	(i)	7,450
Short-term investments	18,846	—		18,846
Accounts receivable, net	17,900	(6,880)	(j)	11,020
Inventories	11,691	—		11,691
Prepaid expenses and other current assets	2,274	(782)	(j)	1,492
Deferred income tax asset	8,000	(1,254)	(k)	6,746

Total current assets	151,087	30,090		181,177

Property and equipment:
Property and equipment, net	3,051	(1,597)	(j)	1,454

Goodwill	2,144	(1,374)	(j)	770
Intangibles, net	3,061	(115)	(j)	2,946
Deferred income tax asset	40,091	(10,732)	(k)	29,359
Other assets	174	(55)	(j)	119

Total assets	$199,608	$16,217		$215,825

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,258	$(455)	(j)	$9,803
Accrued expenses	5,247	(1,562)	(j)	3,685
Accrued compensation	1,942	(1,178)	(j)	764

Total current liabilities	17,447	(3,195)		14,252

Other long-term liabilities	5,264	—		5,264

Total liabilities	22,711	(3,195)		19,516

Stockholders’ equity:
Total stockholders’ equity	176,897	19,412	(l)	196,309

Total liabilities and stockholders’ equity	$199,608	$16,217		$215,825

See accompanying notes to the unaudited consolidated pro forma financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1. Basis of presentation

On December 31, 2011, Westell Technologies completed the sale of ConferencePlus to Arkadin, Inc. pursuant to the Stock Purchase Agreement. The total consideration paid to Westell Technologies was $41.0 million in cash, subject to a post-closing working capital adjustment. Of the purchase price, $4.1 million was placed in escrow at closing for one year as security for certain indemnity obligations of Westell Technologies, including breaches of representations and warranties made by Westell Technologies. In connection with the transaction, Westell Technologies also agreed not to compete with the ConferencePlus business for a period of three years.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2011, presents pro forma effects of the transaction as if the ConferencePlus sale had occurred on September 30, 2011. The unaudited pro forma condensed consolidated statements of operations for the fiscal year ended March 31, 2011 and the six months ended September 30, 2011, present the pro forma effects as if the ConferencePlus sale had occurred on March 31, 2010. In addition, on April 15, 2011, the Company completed a sale of certain assets of the Company’s Customer Networking Solutions (“CNS”) segment. The effects of the CNS transaction are reflected in the pro forma statements presented. Full pro forma financial statements related to the CNS transaction were previously disclosed in Westell Technologies Current Report on Form 8-K filed with the SEC on April 21, 2011.

2. Notes Regarding the Unaudited Pro Forma Adjustments

a.	Represents the historical income statement of Westell Technologies, Inc. for the year ended March 31, 2011 as reported in the Company’s Form 10-K for the fiscal year ended March 31, 2011.

b.	Represents the elimination of CNS segment revenue and cost of sales related to customers impacted by the sale, certain operating expenses and related income taxes for the year ended March 31, 2011.

c.	Represents the elimination of ConferencePlus segment revenue and expenses for the year ended March 31, 2011 together with pro forma adjustments to eliminate other income, interest expense, and taxes related to ConferencePlus which are not included in the segment reporting.

d.	Represents the historical unaudited income statement of Westell Technologies, Inc. for the six months ended September 30, 2011 as reported in the Company’s Form 10-Q for the quarter ended September 30, 2011.

e.	Represents the elimination of CNS segment revenue related to customers impacted by the sale, certain operating expenses, the gain on the sale of CNS assets and related income tax impacts for the six months ended September 30, 2011.

f.	Represents the elimination of ConferencePlus segment revenue and expenses for the six months ended September 30, 2011, together with pro forma adjustments to eliminate other income and taxes related to ConferencePlus which are not included in the segment reporting.

g.	Represents the historical unaudited balance sheet of Westell Technologies, Inc. as of September 30, 2011 as reported in the Company’s From 10-Q for the quarter ended September 30, 2011.

h.	Represents the ConferencePlus purchase price of $41 million, plus an estimated working capital adjustment, less $4.1 million that was placed in an escrow account to cover possible indemnification claims that may arise from this transaction, less other transactional costs.

i.	Represents the amount placed in escrow to cover possible indemnification claims that may arise from the ConferencePlus transaction.

j.	Represents the elimination of ConferencePlus balance sheet as of September 30, 2011.

k.	Represents the estimated utilization in deferred tax assets resulting from the gain on the sale of ConferencePlus.

l.	Represents the estimated gain resulting from the ConferencePlus divesture, net of income taxes.